Exhibit 4.4




                             STRATEGIC ENERGY FUND

                           UNIT RIGHTS INCENTIVE PLAN

                                 MARCH 8, 2004

1.       INTERPRETATION

         For the purposes of this Plan, the following terms shall have the following meanings:

(a)      "Board" means the board of directors of the Manager;

(b)      "Companies" means, collectively, the Manager and Sentry Select Capital
         Corp.;

(c)      "Company" means any of the Companies;

(d) "Consultant" means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Companies have a contract for management or consulting services;

(e)      "Effective Date" means March 8, 2004;

(f) "Eligible Person" means, subject to all applicable laws, any employee, Senior Officer, director or Consultant of any of the Companies, any personal holding corporation controlled by any employee, Senior Officer, director or Consultant of any of the Companies or any registered retirement savings plan established by an employee, Senior Officer, director or Consultant of any of the Companies;

(g) "Exercise Price" means the closing price of the Units as reported by The Toronto Stock Exchange on the day immediately preceding the day upon which the Right is granted, or if the Units did not trade on that day, the average between the closing bid and ask prices thereof as reported for the day immediately preceding the day upon which the Right is granted, or, if the Board has determined that the date of grant of the Right shall be a future date, "Exercise Price" shall be deemed to be the weighted average trading price of the Units as reported by The Toronto Stock Exchange for the five (5) trading days preceding the date of the grant;

(h)      "Fund" means Strategic Energy Fund;

(i) "Insider" has the meaning ascribed thereto in the Rules of The Toronto Stock Exchange relating to employee stock option plans;

(j)      "Manager" means Strategic Energy Management Corp.;

(k) "Net Asset Value" means the line item described as net assets on the statement of net assets of the Fund from time to time;

(l) "Participant" means an Eligible Person to whom Rights have been granted and, for purposes of the second sentence of subparagraph 6(d) and clauses 6(e)(ii), (iii) and (iv), includes, to the extent applicable, any individual whose personal holding corporation or registered retirement savings plan is an Eligible Person to whom Rights have been granted;

(m)      "Plan" means this Unit Rights Incentive Plan of the Fund;

(n) "Right" means an option to purchase Units granted to an Eligible Person pursuant to the terms of this Plan;

(o) "Senior Officer" has the meaning ascribed thereto in Section 1(1) of the Securities Act (Ontario);

(p)      "Trustee" means the trustee of the Fund;

(q) "Unit Compensation Arrangement" means any unit option, unit option plan, employee unit purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Units, including a unit purchase from treasury which is financially assisted by any of the Companies by way of a loan, guarantee or otherwise;

(r)      "Unit" means a trust unit of the Fund; and

(s)      "Unitholder" means a registered holder of a Unit.

         Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

         This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

2.       PURPOSE

         The purpose of this Plan is to encourage ownership of the Units by employees, Senior Officers, directors and Consultants of the Companies, who are primarily responsible for the management and profitable growth of the Fund, and to advance the interests of the Fund by rewarding such persons on the basis of the long-term Unit trading price performance and distributions of the Fund thereby reflecting the total returns to Unitholders.

3.       ADMINISTRATION

         The Plan shall be administered by the Board. Subject to the limitations of the Plan, the Board shall have the authority:

(a)      to grant options to purchase Units to Eligible Persons;

(b) to determine the terms, limitations, restrictions and conditions respecting such grants;

(c) to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable;

(d) to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable.

         The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Companies, the Fund and all other persons.

4.       UNITS SUBJECT TO THE PLAN

         The maximum number of Units which may be reserved and set aside for issue under this Plan shall be 350,000; provided that the Board shall have the right, from time to time, to increase such number subject to the approval of the unitholders of the Fund. The maximum number of Units which may be reserved for issuance to any one person under the Plan shall be 5% of the Units outstanding at the time of the grant (calculated on a non-diluted basis) less the aggregate number of Units reserved for issuance to such person under any other option to purchase Units from treasury granted as a compensation or incentive mechanism.

         Any Units subject to a Right which for any reason is cancelled or terminated without having been exercised shall again be available for grants under the Plan.

5.       PARTICIPATION

         Rights shall be granted under the Plan only to Eligible Persons designated from time to time by the Board and shall be subject to the approval of such regulatory authorities and stock exchanges as may have jurisdiction.

6.       TERMS AND CONDITIONS OF OPTIONS

         The terms and conditions of each Right granted under the Plan shall include the following, as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Board including those contained in any unit option agreement entered into between the Fund and a Participant:

(a) Right Price: The option price of any Units in respect of which a Right may be granted shall be the Exercise Price. In the resolution allocating any Right, the Board may determine that (i) the date of grant of the Right shall be a future date determined in the manner specified in such resolution, and/or (ii) the date or dates of the vesting of the Right shall be a future date or dates determined in the manner specified in such resolution, subject to acceleration if the Board provides for the same in such resolution. Nothing contained herein shall restrict the ability of the Board, in any resolution adopted after the initial allocation of any Right to amend, modify, accelerate or waive any provisions relating to vesting.

(b) Payment: The full purchase price of Units purchased under a Right shall be paid in cash or certified funds upon the exercise thereof, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Units in respect of which the Right is exercised shall be duly issued as fully paid and non-assessable. A Participant shall have none of the rights of a Unitholder until the Units are issued to such Participant.

(c) Term of Right: Rights may be granted under this Plan exercisable over a period not exceeding five (5) years. Each Right shall be subject to earlier termination as provided in subparagraph 6(e).

(d) Exercise of Right: Subject to the provisions contained in subparagraph 6(e), no Right may be exercised unless the Participant is then an Eligible Person. This Plan shall not confer upon the Participant any right to continue as an employee, Senior Officer, director or Consultant of any of the Companies. Absence on leave approved by an officer of any of the Companies authorized to give such approval shall not be considered an interruption of employment for any purpose of the Plan. Subject to the provisions of this Plan, a Right may be exercised from time to time by delivery to the Secretary of the Manager of written notice of exercise specifying the number of Units with respect to which the Right is being exercised and accompanied by payment in full of the purchase price of the Units then being purchased.

(e) Termination of Rights: Any Right granted pursuant hereto, to the extent not validly exercised, will terminate on the earliest of the following dates:

         (i) the date of expiration specified in the Right agreement or in the resolution of the Board granting such Right, as the case may be, being not more than five (5) years after the date upon which the Right was granted;

         (ii) ninety (90) days after the Participant ceases to be an Eligible Person, other than by reason of retirement, permanent disability or death. In the case of termination of employment or a consulting contract, whether with or without cause or notice, the Participant shall cease to be an Eligible Person effective on the date notice of termination of employment or the consulting contract is actually given without regard to any notice period applicable under contract or at law;

         (iii) one hundred and eighty (180) days after the date of the death of the Participant during which period the Right may be exercised by the Participant's legal representative or the person or persons to whom the deceased Participant's rights under the Right shall pass by will or the applicable laws of descent and distribution, and only to the extent the Participant would have been entitled to exercise the Right on the date of death; and

         (iv) ninety (90) days after termination of the Participant's employment by reason of permanent disability or retirement under any retirement plan of the relevant Company, during which ninety (90) day period the Participant may exercise the Right to the extent the Participant was entitled to exercise it at the time of such termination, provided that if the Participant shall die within such ninety (90) day period, then such right shall be extended to ninety (90) days following the date of death of the Participant and shall be exercisable only by the persons described in clause 6(e)(iii) hereof and only to the extent therein set forth.

(f) Nontransferability of Unit Right: No Right shall be transferable or assignable by the Participant other than by will or the laws of descent and distribution and such Right shall be exercisable during his lifetime only by the Participant.

(g) Applicable Laws or Regulations: The Plan, the grant and exercise of Rights hereunder and the Fund's obligation to sell and deliver Units upon exercise of Rights shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Units are listed for trading and to such approvals by any regulatory authority as may, in the opinion of counsel to the Fund, be required. The Fund shall not be obligated by any provision of the Plan or the granting of any Right hereunder to issue or sell Units in violation of such laws, rules and regulations or any condition of such approvals. No Right shall be granted and no Units issued or sold hereunder where such grant, issue or sale would require registration of the Plan or the Units under the securities laws of any jurisdiction and any purported grant of any Right or issue or sale of Units hereunder in violation of this provision shall be void. In addition, the Fund shall have no obligation to issue any Units pursuant to the Plan unless such Units shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Units are listed for trading. Units issued and sold to Participants pursuant to the exercise of Rights may be subject to limitations on sale or resale under applicable securities laws.

7.       ADJUSTMENTS IN UNITS SUBJECT TO THE PLAN

(a) Subdivisions and Redivisions: In the event of any subdivision or redivision or subdivisions or redivisions of the Units at any time while any Right is outstanding into a greater number of Units, the Fund shall thereafter deliver at the time of exercise of any Right, in lieu of the number of Units in respect of which such Right is then being exercised, such greater number of Units as would result from said subdivision or redivision or subdivisions or redivisions had such Right been exercised before such subdivision or redivision or subdivisions or redivisions without the Participant making any additional payment or giving any other consideration therefor.

(b) Consolidations: In the event of any consolidation or consolidations of the Units at any time while any Right is outstanding into a lesser number of Units, the Fund shall thereafter deliver, and the Participant shall accept, at the time of exercise of any Right, in lieu of the number of Units in respect of which such Right is then being exercised, such lesser number of Units as would result from such consolidation or consolidations had such Right been exercised before such consolidation or consolidations.

(c) Reclassifications/Changes: In the event of any reclassification or change or reclassifications or changes of the Units at any time while any Right is outstanding, the Fund shall thereafter deliver at the time of exercise of any Right hereunder the number of securities of the Fund of the appropriate class or classes resulting from said reclassification or change or reclassifications or changes as the Participant would have been entitled to receive in respect of the number of Units in respect of which such Right is then being exercised had such Right been exercised before such reclassification or change or reclassifications or changes.

(d) Other Capital Reorganizations: In the event of any capital reorganization of the Fund at any time while any Right is outstanding, not otherwise covered in this paragraph 7, or a consolidation, amalgamation or merger with or into any other entity or the sale of the properties and assets as or substantially as an entirety to any other entity, the Participant, if the Participant has not exercised the Right prior to the effective date of such reorganization, consolidation, amalgamation, merger or sale, upon the exercise of such Right thereafter, shall be entitled to receive and shall accept in lieu of the number of Units then subscribed for by such Participant but for the same aggregate consideration payable therefor, the number of other securities or property of the entity resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be, that the Participant would have been entitled to receive on such capital reorganization, consolidation, amalgamation, merger or sale if, on the record date or the effective date thereof, such Participant had been the registered holder of the number of Units so subscribed for.

(e) Other Changes: In the event that the Fund takes any action affecting the Units at any time, other than any action described above, which in the opinion of the Board would materially affect the rights of a Participant, the exercise price or number of Units issuable upon exercise of any Right will be adjusted in such manner, if any, and at such time, as the Board may determine, but subject in all cases to any necessary regulatory and, if required, Unitholder approval. Failure to take such action by the Board so as to provide for an adjustment on or prior to the effective date of any action by the Fund affecting the Units will be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.

(f) The Fund shall not be obligated to issue fractional Units in satisfaction of its obligations under the Plan or any Right and the Participant will not be entitled to receive any form of compensation in lieu thereof.

(g) If at any time the Fund grants to its Unitholders the right to subscribe for and purchase pro rata additional securities of any other corporation or entity, there shall be no adjustments made to the number of Units or other securities subject to the Rights in consequence thereof and the Rights shall remain unaffected.

(h) The adjustment in the number of Units issuable pursuant to Rights provided for in this paragraph 7 shall be cumulative.

(i) On the happening of each and every of the foregoing events, the applicable provisions of the Plan and each of them shall, ipso facto, be deemed to be amended accordingly and the Board shall take all necessary action so as to make all necessary adjustments in the number and kind of securities subject to any outstanding Rights (and the Plan) and the exercise price thereof.

8.                LIMITS WITH RESPECT TO INSIDERS

(a) The maximum number of Units which may be reserved for issuance to Insiders under the Plan shall be 10% of the Units outstanding at the time of the grant (calculated on a non-diluted basis) less the aggregate number of Units reserved for issuance to Insiders under any other Unit Compensation Arrangement.

(b) The maximum number of Units which may be issued to Insiders under the Plan within a one year period shall be 10% of the Units outstanding at the time of the issuance (calculated on a non-diluted basis), excluding Units issued under the Plan or any other Unit Compensation Arrangement over the preceding one year period. The maximum number of Units which may be issued to any one Insider, and such Insider's associates, under the Plan within a one year period shall be 5% of the Units outstanding at the time of the issuance (calculated on a non-diluted basis), excluding Units issued to such Insider under the Plan or any other Unit Compensation Arrangement over the preceding one year period.

(c) Any entitlement to acquire Units granted pursuant to the Plan or any other Unit Compensation Arrangement prior to the grantee becoming an Insider shall be excluded for the purposes of the limits set out in subparagraphs (b) and (c) of this paragraph 8.

9.       AMENDMENT AND TERMINATION OF PLAN AND OPTIONS

         Subject in all cases to the approval of all regulatory authorities and stock exchanges having jurisdiction over the affairs of the Fund, the Manager may from time to time amend or revise the terms of the Plan (or any Right granted thereunder) or may terminate the Plan (or any Right granted thereunder) at any time provided however that no such action shall, without the consent of the Participant, in any manner adversely affect a Participant's rights under any Right theretofore granted under the Plan.

10.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan becomes effective on the Effective Date and Rights may be granted from and after the Effective Date. The Plan shall remain in full force and effect until such time as the Trustee shall terminate the Plan, and for so long thereafter as Rights remain outstanding in favour of any Participant.

11.      APPROVAL OF PLAN

         The establishment of the Plan shall be subject to approval of the Unitholders. In addition, all Rights granted pursuant to the Plan prior to the approval thereof by the Unitholders shall also be subject to approval of the Unitholders; provided that all Rights granted subsequent to such approval shall not require approval by the Unitholders unless such approval is required by the regulatory authorities or stock exchanges having jurisdiction over the affairs of the Fund.